UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	20-0990109 (I.R.S. Employer Identification No.)

6240 E. Seltice Way, Suite C, Post Falls, Idaho, 83854

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance And Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Marshall Diamond-Goldberg has resigned as a director and President of the Company effective April 29, 2011. There has been no disagreement between the Company and Marshall Diamond-Goldberg, known to an executive officer of JayHawk Energy, Inc., on any matter relating to the Company’s operations, policies or practices.  Marshall Diamond-Goldberg was provided a copy of the disclosures made herein no later than the date of filing on this Form 8-K,  and has been provided with the opportunity to furnish the company with a letter addressed to the Company stating whether he agrees or disagrees with the statements made herein.  There are no disagreements reported by Marshall Diamond-Goldberg.  The letter from Marshall Diamond-Goldberg will be filed as an exhibit to an amended current report on Form 8-K within two (2) business days of receipt by the Company.

On April 29, 2011, Lindsay Gorrill was appointed as President of the Company.  Mr. Gorrill currently also serves as the Chief Executive Officer of JayHawk Energy, Inc. Following is a brief description of Mr. Gorrill’s business experience.

Mr. Lindsay Gorrill is a C.A. and has university degrees in Finance and Marketing. Mr. Gorrill has a background in acquisitions, company building, financial markets and world exposure. Mr. Gorrill will continue to serve as Chief Executive Officer of JayHawk Energy, Inc.  Mr. Gorrill previously also served as Chief Financial Officer of the Company until September 2010.  Mr. Gorrill will continue to serve on the Company's board of directors as he has since July 2007.

Mr. Gorrill is also President of Star Gold Corp., a company quoted on the OTC Bulletin Board since February 2008.  Mr. Gorrill also previously served, until September, 2010, as Treasurer of Star Gold Corp..

Additionally, since April 2009, Mr. Gorrill has served as President and Chief Executive Officer of Canada Fluorspar Inc., a company listed on the TSX Venture Exchange. Mr. Gorrill also previously served as the Chief Financial Officer of Canada Fluorspar, Inc.   He has also been a member of the board of directors of Deer Horn Metals, Inc., a TSX Venture Exchange listed company since September 2009

Mr. Gorrill is also a member of the board of directors of Yaterra Ventures Corp., a company quoted on the OTC Bulletin Board since August 2008.  He previously served as President and Chief Operating Officer of Berkley Resources Inc., a company listed on the TSX Venture Exchange.  Mr. Gorrill also is, and has been since July 2004, a member of the board of directors of Berkley Resources Inc. .

.

There are no family relationships between Mr. Gorrill and any member of the Board of Directors or any other officer of the Company.  There have been no transactions since the beginning of the Company’s last fiscal year, or any proposed transaction, in which the Company was or is to be party and in which Mr. Gorrill had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JayHawk Energy, Inc.

Date: May 2, 2011	By:	/s/ Kely J. Stopher_ _
Name: Kelly J. Stopher Title: CFO